UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2008

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the "Original Report") filed by Pharmacyclics, Inc. on September 15, 2008 to include disclosure regarding option grants made by the Company to new directors of the Company upon their appointment to the Board of Directors on September 10, 2008. No other change has been made to the Original Report.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Resignation of Directors and Officers

On September 10, 2008, each of Christine A. White, Richard M. Levy, Miles R. Gilburne and Richard A. Miller, all of whom serve on the Board of Directors (the "Board") of Pharmacyclics, Inc. (the "Company"), informed the Company that she/he was resigning from the Board effective immediately. These resignations were not the result of a disagreement with the Company on any matters relating to the Company's operations, policies or practices, although the Company's largest stockholder, Robert W. Duggan, had expressed his intention to nominate four candidates to serve on the Board at the Company's forthcoming Annual Meeting of Stockholders.

On September 10, 2008, each of Richard A. Miller, the Company's President and Chief Executive Officer, and Leiv Lea, the Company's Vice President, Finance and Administration, Chief Financial Officer and Secretary, informed the Company that he was resigning from his respective positions, with Dr. Miller's resignation as President and Chief Executive Officer to take effect immediately and Mr. Lea's resignation to take effect October 31, 2008. Dr. Miller, who will remain an employee of the Company until September 30, 2008, and Mr. Lea, who will remain an employee of the Company until October 31, 2008, will, after their employment terminates with the Company, remain as consultants to the Company through December 31, 2008 in order to facilitate an orderly transition of leadership.

(c) Appointment of new Executive Officer

On September 10, 2008, the Company appointed current Board member Robert W. Duggan to be interim Chief Executive Officer of the Company, effective immediately, to temporarily fill the vacancy created by Dr. Miller's resignation. Mr. Duggan is expected to fill this role until another Chief Executive Officer is hired.

Mr. Duggan, age 64, has been a member of the Board since September 2007 and has been the interim Chief Executive Officer of the Company since September 10, 2008. Mr. Duggan served as Chairman of the Board of Directors of Computer Motion, Inc., a computerized surgical systems company, from 1990 to 2003 and Chief Executive Officer from 1997. Computer Motion was acquired by Intuitive Surgical, Inc. in 2003. Mr. Duggan is the Founder of the investment firm Robert W. Duggan & Associates. Mr. Duggan has been a private venture investor for more than 30 years and has participated as a director of, investor in and advisor to numerous small and large businesses in the medical equipment, computer local and wide area network, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communication industries. Mr. Duggan has also assisted in corporate planning, capital formation and management for his various investments. He received the Congressman's Medal of Merit and in 2000 he was named a Knight of the Legion of Honor by President Jacques Chirac. Mr. Duggan is currently also a director of Intuitive Surgical, Inc. He is a member of the University of California at Santa Barbara Foundation Board of Trustees.

Mr. Duggan has no family relationships with executive officers or directors of the Company.

(d) Election of New Directors

On September 10, 2008, the Board appointed Minesh Mehta, M.D. and Glenn C. Rice, Ph.D. to be directors of the Company effective immediately to fill the vacancies created by the resignations of members of the Board described above, and the Board appointed Mr. Duggan as the Chairman of the Board. The Board further intends to appoint Cynthia Bamdad, Ph.D. and David Smith, Ph.D. to the Board following the expiration of a 10 day notice period pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended.

On September 10, 2008, pursuant to the terms of the Company's 2004 Equity Incentive Award Paln, Drs. Mehta and Rice were each granted options to purchase 10,000 shares of the Company common stock at an exercise price equual to $2.30, the fair market value on the dare of the grant. Effective upon their appointment to the Board, each of Drs. Bamdad and Smith will also receive an option to purchase 10,000 shares of the Company's common stock at an exercise price equal to the fair market value on the date of the grant.

(e) Entry into Material Compensatory Plan

In connection with Dr. Miller's resignation, the Company and Dr. Miller entered into a separation agreement, dated September 12, 2008, whereby the Company agreed to (i) pay Dr. Miller one year of salary in severance payments, a portion of which will be paid in the same intervals and amounts as his regular paycheck from the date following the termination of his employment with the Company until the end of the 2008 calendar year, and the remainder of which will be paid in a lump sum payment on January 2, 2009, (ii) accelerate vesting of all of Dr. Miller's outstanding options on October 1, 2008 with each option expiring on October 1, 2011 and (iii) provide health care benefits to Dr. Miller for 12 months following the termination of his employment with the Company. In exchange, Dr. Miller agreed to cooperate with the Company in providing a smooth and orderly transition of his former job responsibilities to other employees of the Company until the end of the 2008 calendar year and to release the Company from any and all claims that legally can be released.

In connection with Mr. Lea's resignation, the Company and Mr. Lea entered into a separation agreement, dated September 12, 2008, whereby the Company agreed to (i) pay Mr. Lea one year of salary in severance payments, a portion of which will be paid in the same intervals and amounts as his regular paycheck from the date following the termination of his employment with the Company until the end of the 2008 calendar year, and the remainder of which will be paid in a lump sum payment on January 2, 2009, (ii) accelerate vesting of all of Mr. Lea's outstanding options on November 1, 2008 with each option expiring on November 1, 2011, and (iii) provide health care benefits to Mr. Lea for 12 months following the effective date of his resignation. In exchange, Mr. Lea agreed to cooperate with the Company in providing a smooth and orderly transition of his former job responsibilities to other employees of the Company until the end of the 2008 calendar year and to release the Company from any and all claims that legally can be released.

The foregoing description is qualified in its entirety by reference to the Registrant's Press Release dated September 11, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.
Exhibit No.	Description
99.1

Press Release of Pharmacyclics, Inc. dated September 11, 2008 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 18, 2008

PHARMACYCLICS, INC. By: /s/ ROBERT W. DUGGAN Name: Robert W. Duggan Title: Chief Executive Officer